Exhibit 99.01

For Immediate Release

Insulet Corporation and DexCom Announce Development Agreement

Insulet’s  OmniPod® Personal Diabetes Manager to Integrate DexCom Continuous Glucose Monitoring Technology

Bedford, MA and San Diego, CA – January 7, 2008 – Insulet Corporation (NASDAQ: PODD), the leader in wearable insulin pump technology with its OmniPod® Insulin Management System, and DexCom, Inc. (NASDAQ: DXCM), a leading provider of continuous glucose monitoring systems for people with diabetes, announced today they have signed a development agreement to integrate DexCom’s continuous glucose monitoring technology into the wireless, handheld OmniPod System Personal Diabetes Manager (PDM).  In addition to programming the patient’s insulin delivery, the PDM with integrated DexCom technology will receive and display continuous glucose readings from DexCom’s wearable sensor transmitter.  Patients using the integrated system will have access to real-time glucose values and trended glucose information, as well as alarms to warn patients if glucose levels are rising or falling.

“Insulet is a leader in diabetes technology.  This development agreement with DexCom is another example of Insulet’s commitment to improving the lives of people with diabetes through innovation,” said Duane DeSisto, president and chief executive officer of Insulet Corporation.  “Integrating DexCom’s technology into the OmniPod PDM will combine the proven benefits of insulin pump therapy and continuous glucose monitoring in a single safe, discreet and easy-to-use system.”

Terrance H. Gregg, president and chief executive officer of DexCom added, “We are pleased to work with Insulet Corporation to bring these two leading-edge technologies together to help people living with diabetes better manage their disease.”

The PDM with DexCom technology will combine the functionality of both systems’ handheld receivers into one single handheld wireless device, eliminating the need for a separate receiver.  The PDM will be used to program the wearable OmniPod with insulin delivery instructions and will also receive and display continuous glucose readings directly from DexCom’s wearable sensor transmitter.  The integrated system will provide patients with continuous information about glucose levels and allow patients to continuously track trends, enabling them to accurately anticipate excursions outside of normal glucose levels and to make appropriate treatment adjustments. Alarms on the PDM will immediately alert the patient when glucose levels are outside of the target range, allowing the patient the opportunity to intervene and prevent acute events.  Development, clinical and regulatory efforts are expected to continue throughout 2008, with an anticipated product launch in mid-2009.

The PDM with integrated DexCom technology will broaden Insulet Corporation’s portfolio of diabetes management products. The development agreement between Insulet and DexCom also contemplates further work by Insulet and DexCom towards development of a closed-loop system.

The agreement is non-exclusive and does not impact any of Insulet’s existing third party development agreements.

About The OmniPod Insulin Management System

Cleared by the Food & Drug Administration (FDA) in January 2005, the OmniPod Insulin Management System offers people living with insulin-dependent diabetes unprecedented freedom, comfort and ease in managing their diabetes.  The System currently consists of two devices, the compact, lightweight OmniPod, which is worn discreetly beneath clothing and delivers precise, personalized doses of insulin based on instructions programmed wirelessly using its companion, the handheld, wireless Personal Diabetes Manager (PDM).  The OmniPod features no tubing and virtually pain-free automated insertion.  The PDM, which is very similar in look and feel to a personal digital assistant, features an integrated blood glucose meter, disease management software and integrated storage and display of all insulin delivery, blood glucose and carbohydrate records.

About DexCom’s Continuous Glucose Monitoring Systems

Continuous glucose monitoring devices have the potential to dramatically improve a patient’s ability to tightly control their glucose levels and thereby reduce the risk of long-term diabetes-related complications. On May 31, 2007, the FDA approved DexCom’s second generation continuous glucose monitor, the SEVEN, and DexCom is now in national distribution with this device. DexCom’s recent approval allows for the use of the SEVEN by adults with diabetes for up to seven consecutive days to detect trends and track glucose patterns, to aid in the detection of hypoglycemia and hyperglycemia and to facilitate acute and long-term therapy adjustments. The SEVEN consists of three parts, a small subcutaneous sensor that measures glucose levels; a miniaturized transmitter that is water resistant and wirelessly sends glucose readings to a receiver; and a wireless receiver designed for easy viewing of 1-, 3- and 9-hour glucose trends and current glucose readings.

About Insulet Corporation

Insulet Corporation is an innovative medical device company dedicated to improving the lives of people with diabetes. The Company’s OmniPod Insulin Management System is a revolutionary, discreet and easy-to-use insulin infusion system that features two easy-to-use parts with no tubing and fully- automated cannula insertion. Through the OmniPod System, Insulet seeks to expand the use of continuous subcutaneous insulin infusion (CSII) therapy among people with insulin-dependent diabetes.

Founded in 2000, Insulet is based in Bedford, MA.

About DexCom

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for people with diabetes.

Insulet’s Forward-Looking Statement

This press release contains forward-looking statements concerning the development and anticipated launch of a product which integrates DexCom continuous glucose monitoring technology into the OmniPod PDM. These forward-looking statements are based on Insulet’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to:  potential manufacturing problems, including damage, destruction or loss of any or Insulet’s automated assembly units or difficulties in implementing its automated manufacturing strategy; potential problems with sole source or other third-party suppliers on which Insulet is dependent; conflicts with the intellectual property of third parties; adverse regulatory or legal actions; risks associated with the research and development process relating to the above-described integrated PDM product; and other risks and uncertainties described in the section of its prospectus, dated November 6, 2007, filed with the Securities and Exchange Commission on November 7, 2007 entitled “Risk Factors” and its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

DexCom’s Cautionary Statement Regarding Forward Looking Statements

DexCom is a medical device company with a limited operating history. Successful commercialization of the company’s products is subject to numerous risks and uncertainties, including a lack of acceptance in the marketplace by physicians and patients, the inability to manufacture products in commercial quantities at an acceptable cost, possible delays in the company’s development programs, the inability of patients to receive reimbursement from third-party payors and inadequate financial and other resources. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the company’s annual report on Form 10-K for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on February 27, 2007, the company’s quarterly report on Form 10-Q for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on October 30, 2007, and its other filings with the Securities and Exchange Commission from time to time.  Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. DexCom undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts for Insulet Corporation

Media:

Mark Sahl, Lazar Partners for Insulet Corporation, Tel. +1-646-871-8485 or +1-609-992-5205

E-mail: msahl@lazarpartners.com

Paul Kidwell, Lazar Partners for Insulet Corporation, Tel. +1-617-296-3854 or +1-617-680-1088

E-mail: pkidwell@lazarpartners.com

Investor Relations:

Stephanie Marks for Insulet Corporation, 877-PODD-IR1 (877-763-3471)

ir@insulet.com

Contact for DexCom:

Steven R. Pacelli, Senior Vice President of Corporate Affairs, Tel. +1-858-200-0200